Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces First Quarter Financial Results

Sales and Adjusted EBITDA Exceed Company Guidance

Outlook Raised for Fiscal 2015

WINSTON-SALEM, N.C., May 5, 2015 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers, today announced financial results for the first quarter ended March 31, 2015.

First Quarter Business Highlights:

•	Total net sales increased 24.2% to $29.2 million, exceeding Company guidance

•	Water segment net sales increased 30.0% to $20.7 million driven by U.S. Exchange same-store sales growth of 8.6% and the addition of retail exchange locations compared to the prior year

•	Adjusted EBITDA for the first quarter increased 36.5% to $3.7 million, exceeding Company guidance

•	Net income from continuing operations improved to $0.01 per share on a pro-forma fully taxed basis from a net loss of ($0.04) per share in the prior year period

“We started the year off with positive momentum and generated continued growth through the execution of our strategic initiatives in both the Water and Dispenser segments,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “Our strong top line growth helped us generate EBITDA ahead of our expectations and demonstrates the steps we have taken to better position our business through the increased distribution of our water services and water dispensers.”

First Quarter Results

Net sales increased 24.2% to $29.2 million from $23.5 million in the prior year, driven by an increase in both the Water and Dispensers segment net sales.

Water segment net sales increased 30.0% to $20.7 million compared to $15.9 million in the prior year.  Sales in the Water segment consist of the sale of multi-gallon purified bottled water (“Exchange”) and self-service refill water (“Refill”). The increase in Water net sales was primarily due to a 53.0% increase in U.S. Exchange sales, which was driven by the addition of retail locations compared to the prior year and same-store unit growth of approximately 8.6%.  Dispenser segment net sales increased 12.0% to $8.5 million compared to $7.6 million.

Gross margin percentage decreased slightly to 26.2% from 26.3% in the prior year, primarily due to sales mix changes.  Selling, general and administrative (“SG&A”) expenses increased to $4.7 million from $3.8 million in the prior year. The increase was primarily due to higher non-cash stock compensation expense driven by accruals for performance-based stock awards.  Interest expense decreased 59.4% to $0.5 million from $1.3 million in the prior year, due primarily to more favorable borrowing rates under the Company’s credit facility entered into on June 20, 2014.

Adjusted EBITDA increased 36.5% to $3.7 million from $2.7 million in the prior year, driven by the increase in net sales in both the Water and Dispensers segments.  The U.S. GAAP net loss from continuing operations was $0.2 million, or $0.01 per share, compared to $3.6 million, or $0.15 per share, for the prior year period.  On a pro forma fully taxed basis, net income (loss) from continuing operations was $0.01 per share compared to $(0.04) per share for the prior year period (see financial tables for details).

Outlook

The Company raised its full year 2015 outlook for net sales to a range of $114.5 to $118.5 million and adjusted EBITDA to a range of $14.7 to $16.2 million.

The Company expects second quarter 2015 net sales in the range of $29.8 to $30.8 million and adjusted EBITDA in the range of $3.8 to $4.0 million.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, May 5, 2015.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Matt Sheehan, President and Chief Operating Officer, and Mark Castaneda, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through May 19, 2015.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance.  These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the failure to achieve the incremental net sales or reduced distribution costs associated with strategic alliance agreement with DS Services of America, Inc., adverse changes in the Company's relationships with its other independent bottlers, distributors and suppliers, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services, the entry of a competitor with greater resources into the marketplace, competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facility, significant liabilities or costs associated with litigation or other legal proceedings, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 16, 2015 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures
To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and pro forma fully taxed net income (loss) from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as loss from continuing operations before depreciation and amortization; interest expense; non-cash, stock-based compensation expense; non-recurring costs; and loss on disposal and impairment of property and equipment and other.   Pro forma fully taxed net income (loss) from continuing operations is defined as loss from continuing operations less non-cash stock-based compensation expense, non-recurring costs and loss on disposal and impairment of property and equipment as adjusted on a pro forma basis for the full effect of income taxes.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and is subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2015	2014

Net sales	$29,213	$23,528
Operating costs and expenses:
Cost of sales	21,557	17,342
Selling, general and administrative expenses	4,665	3,841
Non-recurring costs	22	1,825
Depreciation and amortization	2,585	2,744
Loss on disposal and impairment of property and equipment	64	134
Total operating costs and expenses	28,893	25,886
Income (loss) from operations	320	(2,358)
Interest expense	519	1,276
Loss from continuing operations	(199)	(3,634)
Loss from discontinued operations	(38)	(119)
Net loss	$(237)	$(3,753)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.01)	$(0.15)
Loss from discontinued operations	(0.00)	(0.01)
Net loss	$(0.01)	$(0.16)

Basic and diluted weighted average common shares outstanding	24,683	24,076

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended March 31,
	2015	2014
Segment net sales
Water	$20,657	$15,891
Dispensers	8,556	7,637
Total net sales	$29,213	$23,528

Segment income (loss) from operations
Water	6,428	4,938
Dispensers	331	328
Corporate	(3,768)	(2,921)
Non-recurring costs	(22)	(1,825)
Depreciation and amortization	(2,585)	(2,744)
Loss on disposal and impairment of property and equipment	(64)	(134)
	$320	$(2,358)

Primo Water Corporation
Condensed Consolidated Balance Sheets
(in thousands, except par value data)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash	$787	$495
Accounts receivable, net	10,717	9,010
Inventories	5,844	6,826
Prepaid expenses and other current assets	1,560	1,279
Total current assets	18,908	17,610

Bottles, net	3,681	3,574
Property and equipment, net	33,747	34,235
Intangible assets, net	8,966	9,452
Other assets	840	877
Total assets	$66,142	$65,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,557	$12,499
Accrued expenses and other current liabilities	4,205	4,343
Current portion of capital leases and notes payable	105	106
Total current liabilities	16,867	16,948

Long-term debt, capital leases and notes payable, net of current portion	24,883	24,210
Liabilities of disposal group, net of current portion, and other long-term liabilities	2,305	2,316
Total liabilities	44,055	43,474

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 24,825 and 24,642 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	25	25
Additional paid-in capital	278,260	277,708
Common stock warrants	8,475	8,659
Accumulated deficit	(263,541)	(263,304)
Accumulated other comprehensive loss	(1,132)	(814)
Total stockholders’ equity	22,087	22,274
Total liabilities and stockholders’ equity	$66,142	$65,748

Primo Water Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(237)	$(3,753)
Less: Loss from discontinued operations	(38)	(119)
Loss from continuing operations	(199)	(3,634)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,585	2,744
Loss on disposal and impairment of property and equipment	64	134
Stock-based compensation expense	635	289
Non-cash interest expense	28	306
Issuance of common stock warrant	–	589
Other	195	(50)
Changes in operating assets and liabilities:
Accounts receivable	(1,861)	(86)
Inventories	974	321
Prepaid expenses and other assets	(284)	(276)
Accounts payable	101	3,946
Accrued expenses and other liabilities	(355)	164
Net cash provided by operating activities	1,883	4,447

Cash flows from investing activities:
Purchases of property and equipment	(1,474)	(1,501)
Purchases of bottles, net of disposals	(706)	(1,202)
Proceeds from the sale of property and equipment	5	41
Additions to and acquisitions of intangible assets	(3)	(7)
Net cash used in investing activities	(2,178)	(2,669)

Cash flows from financing activities:
Borrowings under Revolving Credit Facilities	7,500	18,809
Payments under Revolving Credit Facilities	(6,800)	(21,955)
Borrowings under Term loans	–	2,500
Note payable and capital lease payments	(27)	(26)
Stock option and employee stock purchase activity, net	27	(14)
Debt issuance costs and other	(6)	(78)
Net cash provided by (used in) financing activities	694	(764)

Cash used in operating activities of discontinued operations	(56)	(96)

Effect of exchange rate changes on cash	(51)	(16)
Net increase in cash	292	902
Cash, beginning of year	495	394
Cash, end of period	$787	$1,296

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three months ended March 31,
	2015	2014
Loss from continuing operations	$(199)	$(3,634)
Depreciation and amortization	2,585	2,744
Interest expense	519	1,276
EBITDA	2,905	386
Non-cash, stock-based compensation expense	635	289
Non-recurring costs	22	1,825
Loss on disposal and impairment of property and equipment and other	102	185
Adjusted EBITDA	$3,664	$2,685

Primo Water Corporation
Pro Forma Fully Taxed Net Income (Loss) From Continuing Operations Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2015	2014

Loss from continuing operations	$(199)	$(3,634)
Non-cash, stock-based compensation expense	635	289
Non-recurring costs	22	1,825
Loss on disposal and impairment of property and equipment	64	134
Pro forma effect of full income tax (expense) benefit	(198)	527
Pro forma fully taxed net income (loss) from continuing operations	$324	$(859)

Pro forma fully taxed income (loss) from continuing operations per share	$0.01	$(0.04)

Weighted average shares used in computing earnings (loss) per share:
Basic and diluted weighted average common shares outstanding	24,683	24,076